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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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                               September 30, 2001
                Date of Report (Date of earliest event reported)


                                  METRISA, INC.
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               (Exact name of registrant as specified in charter)



    DELAWARE                        0-16152                          04-2891557
 (State or other                  (Commission                      (IRS Employer
  jurisdiction                    File Number)                    Identification
of incorporation)                                                     Number)


                                25 WIGGINS AVENUE
                          BEDFORD, MASSACHUSETTS 01730-
              (Address of principal executive offices and zip code)


                                 (781) 275-9660
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Effective September 30, 2001, Metrisa, Inc. ("Metrisa") sold substantially all of the assets (the "Purchased Assets") of its materials characterization business segment (the "Holometrix Micromet Division") to Netzsch Instruments, Inc., a Delaware corporation (the "Buyer"), including Metrisa's thermaphysical properties and cure monitoring instrument businesses and its associated contract testing services business, relating to materials properties testing. The Purchased Assets, with an agreed net asset value of $750,000, consisting of assets of approximately $1,200,000, reduced by liabilities assumed by Buyer of approximately $450,000, were acquired by the Buyer for aggregate consideration, determined by arms-length negotiation, of (i) approximately $2,025,000, the net present value of which is approximately $1,850,000, consisting of a cash payment in the amount of $500,000 and the issuance of a promissory note, without interest, in the amount of $1,525,000, and (ii) an indeterminate additional amount equal to 30% of the net income of the Buyer before interest, taxes and depreciation for each of the Buyer's five fiscal years following the closing. Any liabilities of the Holometrix Micromet Division not assumed by the Buyer shall be paid by Metrisa following the Closing.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (b) Exhibits.

             Exhibit No.                Description
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                10.21       Asset Purchase Agreement between Metrisa, Inc. and
                            Netzsch Instruments, Inc., dated as of September 30, 2001 (filed herewith).






















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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             METRISA, INC.


Date:   October 12, 2001                     By: /s/  John E. Wolfe
                                                 -------------------------------
                                                 John E. Wolfe, President, Chief
                                                 Executive Officer and Treasurer




























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